Exhibit 99.1

HireQuest Announces $20 Million Share Repurchase Program

Goose Creek, SC – December 17, 2025 – HireQuest, Inc. (NASDAQ: HQI) (“HireQuest” or the “Company”), a global franchisor of on-demand staffing and executive search services, today announced that its Board of Directors has approved a share repurchase program (the “Repurchase Program”) that authorizes the Company to repurchase up to $20 million of its outstanding shares of common stock. HireQuest intends to begin the Repurchase Program and enter into a corresponding 10b5-1 plan as soon as reasonably possible. The Repurchase Program will expire twelve months after its starting date.

“We believe that a share repurchase program is the best and most efficient use of our capital at this time,” Rick Hermanns, Chief Executive Officer of HireQuest, commented. “Repurchasing shares of our common stock on the open market reflects our commitment to prudent capital management and deployment, and reinforces the confidence that the Board and management team have in HireQuest’s long-term strategy while simultaneously returning capital to our shareholders.”

Under the program, HireQuest may repurchase shares from time to time through, among other methods, open market purchases, privately negotiated transactions, block purchases, and/or pursuant to Rule 10b5-1 trading plans, subject to applicable securities laws and other legal requirements and relevant factors. The number of shares purchased and the timing of any purchases will depend upon a number of factors, including the price and availability of the Company’s common stock and general market conditions. The Repurchase Program may be modified, suspended or terminated at any time, without prior notice. Shares repurchased may be reissued later in connection with employee benefit plans and other general corporate purposes.

About HireQuest
HireQuest is a global franchisor of on-demand, executive search, and commercial staffing solutions. Through its divisions including HireQuest Direct, Snelling Staffing, MRINetwork, TradeCorp, and others, the company provides employment for thousands of individuals each year across a wide range of industries.

Important Cautions Regarding Forward-Looking Statements

This news release includes, and the company’s officers and other representatives may sometimes make or provide certain “forward-looking statements” intended to qualify for the safe harbors from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements can generally be identified by use of the words “may,” “will,” “should,” “could,” “expect,” anticipate,” “estimate,” “believe,” “intend,” “project,” “potential,” or “plan” or the negative of these words or other variations on these words or comparable terminology. Forward-looking statements in this current report may include, without limitation: (1) statements about the Company’s Repurchase Program, (2) projections of revenue, income, and other items relating to our financial position and results of operations, including short term and long term plans for cash, (3) statements of our plans, objectives, strategies, goals and intentions, (4) statements regarding the capabilities, capacities, market position and expected development of our business operations and (5) statements of expected industry and general economic trends.

Such forward-looking statements are subject to certain risks and uncertainties that may materially adversely affect the anticipated results. Such risks and uncertainties include, but are not limited to, the following: the level of demand and financial performance of the executive search and temporary staffing industry; the ownership structure of the MRINetwork; the financial performance of the Company’s franchisees; changes in customer demand; economic uncertainty caused by macroeconomic trends including potential inflation or a recessionary environment; global conflict; the relative success or failure of acquisitions and new franchised offerings; our success in reducing workers’ compensation expenses; the extent to which the Company is successful in gaining new long-term relationships with customers or retaining existing ones, and the level of service failures that could lead customers to use competitors’ services; significant investigative or legal proceedings including, without limitation, those brought about by the existing regulatory environment or changes in the regulations governing the temporary staffing industry and those arising from the action or inaction of the Company’s franchisees and temporary employees; strategic actions, including acquisitions and dispositions and the Company’s success in integrating acquired businesses including, without limitation, successful integration following any of our various acquisitions; success or failure in determining how to allocate capital; disruptions to the Company’s technology network including computer systems and software; natural events such as severe weather, fires, floods, and earthquakes, or man-made or other disruptions of the Company’s operating systems; and other factors described in the Company’s filings with the Securities and Exchange Commission, including those described in the “Risk Factors” section of our Annual Report on Form 10-K for the fiscal year ended December 31, 2024 and the Quarterly Report on Form 10-Q for the quarter ended September 30, 2025. Shareholders, potential investors and other readers are urged to consider these factors carefully in evaluating the forward-looking statements made herein and are cautioned not to place undue reliance on such forward-looking statements. The forward-looking statements made herein are only made as of the date of this current report and we disclaim any obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances, except as may be required by law.

Company Contact:

HireQuest, Inc.

David Hartley, Chief Financial Officer

(800) 835-6755

Email: cdhartley@hirequest.com

Investor Relations Contact:

IMS Investor Relations

John Nesbett/Jennifer Belodeau

(203) 972-9200

Email: hirequest@imsinvestorrelations.com